UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A/A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
THE ALLIED DEFENSE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	04-2281015

(State of incorporation of organization)	(IRS Employer Identification No.)

8000 Towers Crescent Drive, Suite 260, Vienna, Virginia	22182

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act: Preferred Share Purchase Rights
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

AMENDMENT NO. 3 TO FORM 8-A
We hereby amend the following items, exhibits or other portions of our Form 8-A filed on June 25, 2001, as amended by our Form 8-A/A filed on June 21, 2006 and as further amended by our Form 8-A/A filed on December 8, 2006, related to our Rights Agreement, as set forth below.

Item 1.	Description of Company’s Securities to be Registered
On June 24, 2010, The Allied Defense Group, Inc. (the “Company”) and Mellon Investor Services, LLC (the “Rights Agent”) executed an amendment dated as of June 24, 2010 (the “Amendment”) to the Rights Agreement between the Company and the Rights Agent (the “Rights Agreement”) dated as of June 6, 2001, as amended by the First Amendment To Rights Agreement dated as of June 15, 2006, as further amended by the Second Amendment to the Rights Agreement dated as of November 30, 2006, and as further amended by the Third Amendment to the Rights Agreement dated as of January 18, 2010.

The Fourth Rights Agreement Amendment is intended to prevent an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended, and thereby protect the Company’s ability to utilize its net operating losses and other tax benefits. Among other revisions, the Amendment adjusts the Acquiring Person ownership threshold trigger from 25% to 4.99%, and includes certain Grandfathered Persons (as defined in the Fourth Rights Agreement Amendment) as Exempt Persons (as defined in the Rights Agreement).
The Amendment is attached hereto as Exhibit 4.5. The Rights Agreement and its previous three amendments are incorporated herein by reference. The foregoing description of the Rights Agreement and the Amendment does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 2.	Exhibits

4.1	Rights Agreement, dated as of June 6, 2001 (incorporated by reference to Form 8-A filed on June 25, 2001).

4.2.	First Amendment To Rights Agreement, dated as of June 15, 2006 (incorporated by reference to Form 8-A/A filed on June 21, 2006).

4.3.	Second Amendment To Rights Agreement, dated as of November 30, 2006 (incorporated by reference to Form 8-A/A filed on December 8, 2006).

4.4	Third Amendment To Rights Agreement, dated as of January 18, 2010 (incorporated by reference to Form 8-K filed on January 19, 2010).

4.5	Fourth Amendment To Rights Agreement, dated as of June 24, 2010.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THE ALLIED DEFENSE GROUP, INC.
Date: June 29, 2010	By:	/s/ Wayne F. Hosking
Wayne F. Hosking
Vice President for Corporate Strategic Development

EXHIBIT INDEX

4.1	Rights Agreement, dated as of June 6, 2001 (incorporated by reference to Form 8-A filed on June 25, 2001).

4.2.	First Amendment To Rights Agreement, dated as of June 15, 2006 (incorporated by reference to Form 8-A/A filed on June 21, 2006).

4.3.	Second Amendment To Rights Agreement, dated as of November 30, 2006 (incorporated by reference to Form 8-A/A filed on December 8, 2006).

4.4	Third Amendment To Rights Agreement, dated as of January 18, 2010 (incorporated by reference to Form 8-K filed on January 19, 2010).

4.5	Fourth Amendment To Rights Agreement, dated as of June 24, 2010.